USA REAL ESTATE HOLDING COMPANY

50,000,000 Shares of Common Stock, $.0001 par value, at $.10 Per Share

THESE SECURITIES HAVE BEEN REGISTERED UNDER SECTION 5 OF THE SECURITIES ACT OF 1933 AND ARE BEING SOLD IN CALIFORNIA UNDER AN EXEMPTION FROM QUALIFICATION UNDER STATE SECURITIES LAWS UPON RELIANCE OF CALIFORNIA CORPORATIONS CODE SECTION 25102(f).

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THE PROSPECTUS DISCUSSING THESE SECURITIES  IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FOR CALIFORNIA RESIDENTS ONLY: THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES.

SUBSCRIPTION AGREEMENT

To:  USA REAL ESTATE HOLDING COMPANY

1.  The undersigned hereby subscribes to the number of shares set forth on the signature page hereof. The undersigned understands that USA REAL ESTATE HOLDING COMPANY (the "Company"), in its sole discretion, has the right to reject this subscription, for any lawful reason, and immediately return the subscription payment without interest.

2.  The undersigned hereby represents and warrants that:
(Please read and initial each response:)

Investor's Initials:
2.1 The undersigned, by signing this subscription agreement, and without waiving any rights under the Securities Act of 1933 or any other applicable state or federal law, acknowledges having received a copy of the prospectus dated___________________.

2.2 FOR CALIFORNIA RESIDENTS ONLY: Any information which the undersigned has provided to the Company concerning the undersigned's status as a qualified or accredited investor is correct and complete, and the undersigned understands that the Company is relying thereon with respect to compliance with the securities laws.________

2.3 The undersigned understands that the distribution of the prospectus, dated _________________ and the offering of the securities in certain jurisdictions may be restricted by law. Persons obtaining possession of the prospectus are required by the Company to inform themselves about and to observe such restrictions. The prospectus does not constitute an offer to sell or a solicitation of an offer to buy or sell the securities in any jurisdiction in which it is unlawful, or to any person to whom it is unlawful to make such offer or solicitation.

Investor's Initials:
2.4 Without waiving any rights under the Securities Act of 1933, the undersigned recognizes that the Company is a developing stage company and therefore has limited financial and little operating history and that an investment in the securities involves substantial risks which may result in the loss of the total investment.

2.5 The undersigned acknowledges that it has never been promised, guaranteed, or warranted by the Company, its agents, employees, or any other person, expressly or by implication, any of the following:

(a) The approximate or exact length of time that the undersigned will be required to remain as owner of the Common Stock.
(b) Any expected percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of investment; and
(c) Any expected amount of percentage of tax deduction or other tax benefit as a result of investment.
2.6 The undersigned understands that no securities administrator of any country, state or county has made any finding or determination relating to the fairness of the investment in these securities.
3. The undersigned represents that all questions concerning this investment have been adequately answered by an “associated person of the issuer,” namely an officer or director of said corporation.
All questions arising from the offering prospectus were answered by, and only by, an officer or director of the corporation. The undersigned represents that the decision to invest in this corporation was not based on any other form of solicitation, representations or warranties made orally or in writing by any other party

[Indicate amount and total cost of securities subscribed]

shares of Common Stock at $0.10 per share of USA REAL ESTATE HOLDING COMPANY for a total price of:
              $______________________________.

Please make check payable to "USA REAL ESTATE HOLDING COMPANY".

Dated:__________________________________________

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(Signature)

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      Type or print name

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   Address

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          City, State, Zip

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 Telephone

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Soc. Sec. or other I.D. No.
------------------------------------------------------------------------------------------------------------------for company use only:

ACCEPTED: ______________________________, 20___

USA REAL ESTATE HOLDING COMPANY

By__________________________________________
             STEPHEN R. MADDOX, President